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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accoutants, we hereby consent to the use of our report and to all references to our firm included in or made part of this Registration Statement.



                                                LUND KOEHLER COX & COMPANY, PLLP


Minneapolis, Minnesota
November 7, 1996